SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant

Filed by a Party other than the Registrant

Check the appropriate box:

Preliminary Proxy Statement	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

Definitive Proxy Statement

Definitive Additional Materials

Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

SCHUFF INTERNATIONAL, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

No fee required

Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement no.:

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SCHUFF INTERNATIONAL, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 20, 2002

To Our Stockholders:

         The 2002 Annual Meeting of Stockholders of Schuff International, Inc. will be held at the Quincy Joist Company, 22253 West Southern Avenue, Buckeye, Arizona, on Monday, May 20, 2002, beginning at 10:00 a.m. local time. At the meeting, stockholders will act on the following matters:

1.	Election of six directors, each for a term of one year;

2.	Amendment to the 1999 Employee Stock Purchase Plan, increasing the number of authorized shares thereunder; and

3.	Any other matters that properly come before the meeting.

         Stockholders of record at the close of business on April 12, 2002 are entitled to vote at the meeting or any postponement or adjournment thereof. We have enclosed a copy of the Company’s 2001 Annual Report to Stockholders, which includes certified financial statements, and the Company’s Proxy Statement.

IF YOU PLAN TO ATTEND:

Please note that space limitations make it necessary to limit attendance to stockholders and one guest. Registration and seating will begin at 9:00 a.m. Complimentary parking is available. Stockholders holding stock in brokerage accounts (“street name” holders) will need to bring a copy of a brokerage statement reflecting stock ownership as of the record date. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

Your vote is important. In order to assure your representation at the meeting, you are requested to complete, sign and date the enclosed proxy as promptly as possible and return it in the enclosed postage-paid envelope.

By Order of the Board of Directors

Michael R. Hill Vice President, Chief Financial Officer, Treasurer and Secretary

April 19, 2002
Phoenix, Arizona

i

ABOUT THE MEETING
What is the purpose of the annual meeting?
Who is entitled to vote?
Who can attend the meeting?
What constitutes a quorum?
How do I vote?
What if I vote and then change my mind?
What are the Board’s recommendations?
What vote is required to approve each item?
How much did this proxy solicitation cost?
BOARD OF DIRECTORS
Election of Directors (Proposal No. 1)
How are non-employee directors compensated?
Are employees of the Company paid additional compensation for service as a director?
How often did the Board meet during fiscal 2001?
What committees has the Board established?
REPORT OF THE AUDIT COMMITTEE
EXECUTIVE OFFICERS AND COMPENSATION
Summary Compensation Table
Options/SAR Grants in Last Fiscal Year
Aggregated Option/SAR Exercises In Last Fiscal Year and Fiscal Year-End Option/SAR Values
Employment Agreements
Change of Control Arrangements
Report of the Compensation Committee on Executive Compensation
STOCK PRICE PERFORMANCE GRAPH
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT
CERTAIN TRANSACTIONS AND RELATIONSHIPS
AMENDMENT TO SCHUFF INTERNATIONAL 1999 EMPLOYEE STOCK PURCHASE PLAN (Proposal No. 2)
INDEPENDENT PUBLIC ACCOUNTANTS
STOCKHOLDER PROPOSALS AND NOMINATIONS
OTHER MATTERS

ii

PROXY STATEMENT

         This Proxy Statement contains information related to the 2002 Annual Meeting of Stockholders to be held on May 20, 2002 at 10:00 a.m. local time, at the offices of Quincy Joist Company, 22253 West Southern Avenue, Buckeye, Arizona, or at such other time and place to which the annual meeting may be adjourned or postponed. The enclosed proxy is solicited by the Board of Directors of the Company. The proxy materials relating to the annual meeting are first being mailed to stockholders entitled to vote at the meeting on or about April 19, 2002.

ABOUT THE MEETING

What is the purpose of the annual meeting?

         At the Company’s annual meeting, stockholders will act upon the matters outlined in the accompanying notice of meeting, including the election of directors and amendment of the employee stock purchase plan. In addition, the Company’s management will report on the Company’s performance during fiscal 2001 and respond to questions from stockholders.

Who is entitled to vote?

         Only stockholders of record at the close of business on the record date, April 12, 2002, are entitled to receive notice of the annual meeting and to vote the shares of common stock that they held on that date at the meeting, or any postponement or adjournment of the meeting. Each outstanding share entitles its holder to cast one vote on each matter to be voted upon.

Who can attend the meeting?

         All stockholders as of the record date, or their duly appointed proxies, may attend the meeting, and each may be accompanied by one guest. Registration and seating will begin at 9:00 a.m. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

         Please note that if you hold your shares in “street name” (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date and check in at the registration desk at the meeting.

What constitutes a quorum?

         The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum, permitting the Company to conduct its business at the annual meeting. As of the record date, 7,281,577 shares of common stock of the Company were outstanding. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

How do I vote?

         You can vote on matters to come before the meeting in two ways:

1.	You can attend the annual meeting and cast your vote in person; or

2.	You can vote by completing, dating and signing the enclosed proxy card and returning it in the enclosed postage-paid envelope. If you do so, you will authorize the individuals named on the proxy card, referred to as the proxies, to vote your shares according to your instructions or, if you provide no instructions, according to the recommendation of the Board of Directors.

What if I vote and then change my mind?

         You may revoke your proxy at any time before it is exercised by:

•	filing with the Secretary of the Company a notice of revocation; or

•	sending in another duly executed proxy bearing a later date; or

•	attending the meeting and casting your vote in person.

         Your last vote will be the vote that is counted.

What are the Board’s recommendations?

         Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. The Board’s recommendations are set forth together with a description of each item in this proxy statement. In summary, the Board recommends a vote:

•	for election of the nominated slate of directors (see Page 4); and

•	for amendment to the Schuff International 1999 Employee Stock Purchase Plan (see Page 18).

         With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

What vote is required to approve each item?

         Election of Directors — The six nominees who receive the most votes will be elected to the Board of Directors. A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. A “broker non-vote” (discussed below) also will have no effect on the outcome since only a plurality of votes actually cast is required to elect a director.

         Other Items — For each other item, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval. A properly executed proxy marked “ABSTAIN” with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

         Effect of Broker Non-Votes — If you hold your shares in “street name” through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such “broker non-votes” will, however, be counted in determining whether there is a quorum.

How much did this proxy solicitation cost?

         The Company has retained Computershare Trust Company, Inc. to assist in the solicitation of proxies from stockholders at an estimated fee of $1,500, plus reasonable expenses. (Note: This fee does not include the costs of printing the proxy statements.) Some of the officers and other employees of the Company also may solicit proxies by further mailing or personal conversations, or by telephone, facsimile or other electronic means, although they will not receive compensation for doing so other than their regular compensation. The Company also will, upon request, reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their reasonable out-of-pocket expenses for forwarding proxy materials to the beneficial owners of the common stock and to obtain proxies.

BOARD OF DIRECTORS

         This section gives biographical information about our directors and describes their membership on Board committees, their attendance at meetings, and their compensation.

Election of Directors
(Proposal No. 1)

         The Board of Directors proposes that each of the nominees described below be elected to serve until the 2003 Annual Meeting of Stockholders or until his successor shall have been duly elected and qualified or until his resignation or removal, whichever first occurs. All of the director nominees are currently serving as directors of the Company.

         Each of the nominees has consented to serve a one-year term. If any of them should become unavailable to serve as a director, the Board may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the Board.

         The directors standing for election are:

David A. Schuff, 71	Director since 1976

         David A. Schuff has served as the Chairman of the Board of Directors since the Company’s inception and is a co-founder of the Company. Mr. Schuff served as President and Chief Executive Officer of the Company from its founding in 1976 to 1995. Mr. Schuff has been involved in the steel fabrication and erection business in a number of capacities since 1958. David A. Schuff is the father of Scott A. Schuff.

Scott A. Schuff, 43	Director since 1976

         Scott A. Schuff is the President and Chief Executive Officer of Schuff International, Inc., Schuff Steel Company and a co-founder of the Company. Mr. Schuff has served in numerous capacities with the Company since its founding in 1976, and has been the President and Chief Executive Officer since 1995. Scott A. Schuff is the son of David A. Schuff.

Edward M. Carson, 72	Director since 1997

         Edward M. Carson was the Chairman of the Board of Directors and Chief Executive Officer of First Interstate Bancorp, a bank holding company, from 1990 through June 1995. Mr. Carson currently is a director of Terra Industries, Inc. and director and vice chair of Automobile Club of So. California.

Dennis DeConcini, 64	Director since 1997

         Dennis DeConcini is a former United States Senator for Arizona and currently is a partner of Parry, Romani, DeConcini and Symms, P.C., a consulting firm based in Washington, D.C., and is a partner of DeConcini McDonald Yetwin & Lacy, P.C., a law firm with offices in Tucson and Phoenix,

Arizona, and in Washington, D.C. Mr. DeConcini is a director of Natrol, Inc. and Laxax, Inc. Mr. DeConcini also served, by appointment of the President of the United States, on the Board of Directors of the Federal Home Loan Mortgage Corporation (Freddie Mac), a federally chartered mortgage finance corporation until May, 2000.

H. Wilson Sundt, 69	Director since 1999

         H.     Wilson Sundt was the Chairman of the Board of Directors of The Sundt Companies, Inc. from January 1999 through December 1999. Mr. Sundt was Chairman of the Board of Directors and Chief Executive Officer of Sundt Corp., a privately held general construction contracting firm, from 1976 to December 1998, and served as its President from 1979 through 1983. Mr. Sundt also serves as a director of Unisource Energy Corporation. Mr. Sundt has been active in the construction industry since 1957.

Michael R. Hill, 48	Director since 2001

         Michael R. Hill has served on the Board of Directors since May 2001, and as the Vice President and Chief Financial Officer of the Company since September 30, 2000. Prior to September 30, 2000, Mr. Hill was associated with Motor Coach Industries International, the leading designer, manufacturer, and marketer of inter-city motor coaches and related replacement parts in North America since 1977. Mr. Hill received his B.B.A. degree from Eastern New Mexico University and attended graduate school at the Kellogg School of Management, Northwestern University.

The Board of Directors unanimously recommends a vote FOR election of each of the director nominees.

How are non-employee directors compensated?

Annual Fee: Each non-employee director receives a retainer based on an annualized rate of $20,000. Non-employee directors may elect to receive all or part of their retainer either in shares of the Company’s common stock or cash.

Meeting Fees: Each non-employee director receives a fee of:

•	$1,000 for attendance at each Board meeting; and

•	$700 for attendance at each Board committee meeting not held at the same time as a Board meeting.

Options. Under the 1998 Director Compensation Plan, each non-employee director receives an automatic grant of 500 shares of common stock and a non-qualified option to purchase an additional 500 shares of common stock each year as of the third business day following the public release of the Company’s fiscal year-end earnings information. For fiscal 2001, Messrs. Carson, DeConcini and Sundt received grants of stock and options to purchase stock under this plan. These annual option grants immediately vest and become exercisable, permitting the holder to purchase shares at their fair market value on the date of grant, which was $4.35 in the case of options granted in 2001. Unless earlier terminated, forfeited or surrendered pursuant to the plan, each option granted will expire on the tenth anniversary date of the grant.

Expenses: Each non-employee director is also reimbursed for reasonable travel expenses incurred in connection with attendance at each Board and Board committee meeting.

Are employees of the Company paid additional compensation for service as a director?

No. We do, however, reimburse them for travel and other related expenses.

How often did the Board meet during fiscal 2001?

The Board of Directors met four (4) times during fiscal 2001. Attendance by directors at the meetings of the Board and Board committees on which they served was 100%.

What committees has the Board established?

The Board of Directors has standing Compensation and Audit Committees. The Company does not maintain a standing nominating committee or other committee performing similar functions. The function of nominating directors is carried out by the entire Board of Directors. Our Bylaws, however, provide a procedure for you to recommend candidates for director at an annual meeting. For more information, see Page 23 under “Stockholder Proposals and Nominations.”

Name	Compensation Committee	Audit Committee

Edward M. Carson	X	X

Dennis DeConcini	X	X

H. Wilson Sundt	X	X

Compensation Committee. The Compensation Committee of the Board of Directors reviews all aspects of compensation of executive officers of the Company, makes recommendations on such matters to the full Board of Directors, and administers the Company’s 1997 Stock Option Plan and 1999 Employee Stock Purchase Plan. In fiscal 2001, the Compensation Committee met four (4) times and all members were present at each meeting.

Audit Committee. The Audit Committee makes recommendations to the Board concerning the selection and retention of outside auditors for the Company, reviews the financial statements of the Company, oversees the establishment and implementation of such systems of internal accounting and auditing control as it deems appropriate, and considers such other matters in relation to the external audit of the financial affairs of the Company as may be necessary or appropriate in order to facilitate accurate and timely financial reporting. The Audit Committee also reviews certain proposals for major transactions. In fiscal 2001, the Audit Committee met four (4) times and all members were present at each meeting.

REPORT OF THE AUDIT COMMITTEE

The audit functions of the Audit Committee are focused on three areas:

•	The adequacy of our internal controls and financial reporting process and the reliability of the Company’s financial statements;

•	The independence and performance of the independent auditors; and

•	Compliance with legal and regulatory requirements.

The Audit Committee meets with management periodically to consider the adequacy of the Company’s internal controls and the objectivity of its financial reporting. The Audit Committee discusses these matters with the independent auditors and with the appropriate financial management.

The Audit Committee meets privately with the independent auditors, who have unrestricted access to the Audit Committee.

The Audit Committee also recommends to the Board of Directors the appointment of the independent auditors and periodically reviews their performance and independence from management.

In addition, the Audit Committee reviews the Company’s financing plans and reports recommendations to the full Board for approval and to authorize action.

The Board of Directors has determined that none of the Directors serving on the Audit Committee has a relationship to the Company that may interfere with their independence from the Company and its management. As a result, each Director who serves on the Audit Committee is “independent” as required by American Stock Exchange listing standards.

The Board of Directors has adopted a written charter setting out the audit related functions the Audit Committee is to perform.

Management has primary responsibility for the Company’s financial statements and the overall reporting process, including its system of internal controls.

The independent auditors audit the annual financial statements prepared by management, express an opinion as to whether those financial statements fairly present the financial position, results of operations and cash flows in conformity with accounting principles generally accepted in the United States, and discuss with the Audit Committee any issues the independent auditors believe should be raised.

This year, the Audit Committee reviewed the Company’s financial statements and met with both the Company’s management and Ernst & Young LLP, the independent auditors, to discuss the financial statements. Management has represented to the Audit Committee that the financial statements were prepared in accordance with accounting principles generally accepted in the United States.

The Audit Committee has received from and discussed with Ernst & Young LLP the written disclosure and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). These items related to that firm’s independence from the Company. The Audit Committee also discussed with Ernst & Young LLP any matter required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

Based on these reviews and discussions, the Audit Committee recommends to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2001.

Dennis DeConcini Edward M. Carson H. Wilson Sundt As Members of the Audit Committee

EXECUTIVE OFFICERS AND COMPENSATION

This section contains biographies of all of our executive officers and charts that show the amount of compensation earned by our Chief Executive Officer and by our four other most highly paid executive officers. It also contains the report of the Compensation Committee explaining the compensation philosophy for the Company’s most highly paid officers.

The Executive Officers

         The following are biographies of each of the Company’s current executive officers, except for Scott A. Schuff, David A. Schuff and Michael R. Hill, whose biographies are included above at Pages 4 and 5 under “Election of Directors (Proposal No. 1).”

Glen S. Davis, 48	President of Addison Steel, Inc. Addison Steel, Inc. was acquired by the Company in June 1998. Mr. Davis entered into an employment agreement with the Company in connection with the acquisition. Mr. Davis has been employed with Addison Steel since 1973 and served as its President since 1989.

Saied Mahdavi , 41	President of Quincy Joist Company. Quincy Joist Company was acquired by the Company in June 1998. Mr. Mahdavi entered into an employment agreement with the Company in connection with the acquisition. Mr. Mahdavi has been President of Quincy Joist since January 1990.

Ted F. Rossin, 57	President of Bannister Steel, Inc. Bannister Steel, Inc. was acquired by the Company in October 1998. Mr. Rossin entered into an employment agreement in connection with the acquisition. Mr. Rossin has been employed with Bannister

Steel since 1979 and served as its President since June 1996. From 1994 to 1996, Mr. Rossin was Vice President and General Manager of Bannister Steel.

Randy J. Eskelson, 49	President of Six Industries, Inc. In August 2001, Mr. Eskelson was appointed President of Six Industries. Mr. Eskelson joined the Company in 1985 as a project manager based in San Diego, California. Since then Mr. Eskelson has held various positions with the Company, including vice president and operations manager for Schuff Steel Company.

Daniel T. Kneifl, 54	President of On-Time Steel Management, Inc. Mr. Kneifl began his employment with Schuff Steel in January 1998 and was named President of On-Time Steel Management upon its formation in August 2001. Prior to 1998, Mr. Kneifl was employed with B&K Steel and served as its President from 1984 to 1997.

Summary Compensation Table

         The table below sets forth information concerning the annual and long-term compensation for services rendered in all capacities to the Company during the three fiscal years ended December 31, 2001, of those persons who were, at December 31, 2001, (i) the Company’s Chief Executive Officer and (ii) the four other most highly compensated executive officers of the Company (collectively, the “Named Executive Officers”).

Name and Principal	Year		Annual Compensation		Long-Term Compensation Awards			All
Position								Other
								Compensation
								($)(3)
					Awards		Payouts
		Salary	Bonus	Other Annual	Restricted	Securities	LTIP
		($)	($)(1)	Compensation	Stock	Underlying	Payouts
				($)(2)	Award(s)	Options /	($)
					($)	SAR’s

Scott A. Schuff	2001	$417,844	$195,495	$7,284	—	—	—	$2,625

President & Chief	2000	$416,016	$334,574	$5,802	—	—	—	$2,625

Executive Officer	1999	$416,016	$228,647	$6,552	—	—	—	$2,500

Saied Mahdavi	2001	$300,000	$169,745	$5,139	—	— (4)	—	$604,958 (5)

President,	2000	$300,000	$237,427	$5,139	—	268,000	—	$2,625

Quincy Joist Co.	1999	$305,769	$184,395	$4,331	—	100,000	—	$2,500

Glen S. Davis	2001	$300,000	$144,070	$5,537	—	— (6)	—	$389,975 (7)

President,	2000	$300,000	$192,162	$5,537	—	228,000	—	$2,625

Addison Steel, Inc.	1999	$305,769	$182,894	$3,908	—	132,000	—	$2,500

Ted F. Rossin	2001	$240,000	$154,835	$19,685	—	— (8)	—	$85,092 (9)

President,	2000	$240,000	$145,235	—	—	46,400	—	$2,625

Bannister Steel, Inc.	1999	$240,000	$182,235	$1,634	—	5,333	—	$16,000

David A. Schuff	2001	$342,701	$30,000	$4,324	—	—	—	—

Chairman of	2000	$340,873	$45,000	$3,786	—	—	—	—

The Board	1999	$303,822	—	$5,224	—	—	—	—

(1)	Includes bonus amounts earned and paid in the applicable fiscal year and paid or to be paid in the following fiscal year. Excludes bonuses paid in the applicable fiscal year but earned in the preceding fiscal year.

(2)	The aggregate amount of perquisites and other personal benefits, securities or property, given to each Named Executive Officer was less than either $50,000 or 10% of the total annual salary and bonus for that executive during each of these years.

(3)	The amounts shown in this column represent the dollar value of contributions made by the Company to the Company’s 401(k) retirement savings plan for the benefit of the Named Executive Officers or, in the case of Mr. Rossin, to Bannister Steel’s profit sharing plan.

(4)	Mr. Mahdavi received an annual stock option grant of 276,000 stock options on February 20, 2001. However, pursuant to the terms of an Agreement to Cancellation of Stock Options and Amended Employment Agreement effective November 12, 2001, the 2001 Annual Options Grant and all prior options granted were cancelled.

(5)	Amount represents Company’s 401(k) contribution (referenced in (3) above) in the amount of $2,625, $386,333 pursuant to the terms of an Agreement to Cancellation of Stock Options and $216,000 pursuant to the terms of an Amended Employment Agreement, both agreements effective November 12, 2001, for the cancellation of 664,000 stock options. Mr. Mahdavi will also receive $386,300 in 2003 and $386,300 in 2004, pursuant to the terms of the above referenced Agreement to Cancellation of Stock Options.

(6)	Mr. Davis received an annual stock option grant of 116,000 stock options on February 20, 2001. However, pursuant to the terms of an Agreement to Cancellation of Stock Options and Amended Employment Agreement effective November 12, 2001, the 2001 Annual Options Grant and all prior options granted were cancelled.

(7)	Amount represents Company’s 401(k) contribution (referenced in (3) above) in the amount of $2,625, $263,350 pursuant to the terms of an Agreement to Cancellation of Stock Options and $124,000 pursuant to the terms of an Amended Employment Agreement, both agreements effective November 12, 2001, for the cancellation of 496,000 stock options. Mr. Davis will also receive $263,300 in 2003 and $263,300 in 2004, pursuant to the terms of the above referenced Agreement to Cancellation of Stock Options.

(8)	Mr. Rossin received an annual stock option grant of 12,800 stock options on February 20, 2001. However, pursuant to the terms of an Agreement to Cancellation of Stock Options and Amended Employment Agreement effective November 12, 2001, the 2001 Annual Options Grant and all prior options granted were cancelled.

(9)	Amount represents Company’s 401(k) contribution (referenced in (3) above) in the amount of $2,625, $50,467 pursuant to the terms of an Agreement to Cancellation of Stock Options and $32,000 pursuant to the terms of an Amended Employment Agreement, both agreements effective November 12, 2001, for the cancellation of 73,533 stock options. Mr. Rossin will also receive $50,451 in 2003 and $50,451 in 2004, pursuant to the terms of the above referenced Agreement to Cancellation of Stock Options.

Options/SAR Grants in Last Fiscal Year

         The following table sets forth information concerning grants of stock options to the Named Executive Officers during the fiscal year ended December 31, 2001. The Company does not maintain an option or other stock based plan that provides for the grant of stock appreciation rights (“SARs”).

Individual Grants

	Number of	Percent of Total
	Securities	Options / SAR's			Potential Realizable Value
	Underlying	Granted to	Exercise		at Assumed Annual Rate of
	Options/SAR's	Employees in	Price (Per	Expiration	Stock Appreciation for
Name	Granted	Fiscal Year	Share)	Date	Option Term (1)

					5%	10%

Scott A. Schuff(2)	—	—	—	—	—	—

Saied Mahdavi	276,000(1)	33.7%	$4.35	02/20/11	$755,051	$1,913,447

Glen S. Davis	116,000(1)	14.2%	$4.35	02/20/11	$317,340	$804,202

Ted F. Rossin	12,800(1)	1.6%	$4.35	02/20/11	$35,017	$88,740

David A. Schuff(2)	—	—	—	—	—	—

(1)	Annual Stock Option grants were made on February 20, 2001. However, pursuant to the terms of an Agreement to Cancellation of Stock Options and Amended Employment Agreement effective November 12, 2001, the 2001 Annual Options Grant and all prior options granted were cancelled. As a result, there were no outstanding options as of December 31, 2001.

(2)	Neither Scott A. Schuff nor David A. Schuff participated in the Company’s 1997 Stock Option Plan in 2001.

Aggregated Option/SAR Exercises In Last Fiscal Year
and Fiscal Year-End Option/SAR Values

         The following table sets forth information concerning the value of each Named Executive Officer’s unexercised options at December 31, 2001. None of the Named Executive Officers exercised stock options in 2001 and the Company does not maintain an option or other stock based plan that provides for the grant of SARs. Pursuant to the terms of Agreements to Cancellation of Stock Options and Amended Employment Agreements effective November 12, 2001 each of the applicable Named Executive Officers agreed to cancel all of his stock options. As a result, there were no outstanding options as of December 31, 2001.

			Number of Securities		Value of Unexercised
	Shares		Underlying Unexercised		In-The-Money
	Acquired		Options/SAR’s		Options/SAR’s
	On	Value	at Fiscal Year-End		at Fiscal Year-End
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Scott A. Schuff	-0-	—	—	—	—	—

Saied Mahdavi	-0-	—	(1)	(1)	—	—

Glen S. Davis	-0-	—	(2)	(2)	—	—

Ted F. Rossin	-0-	—	(3)	(3)	—	—

David A. Schuff	-0-	—	—	—	—	—

(1)	Prior to Mr. Mahdavi’s execution of an Agreement to Cancellation of Stock Options and Amended Employment Agreement, effective November 12, 2001, Mr. Mahdavi held a total of 664,000 stock options (105,600 exercisable and 558,400 unexercisable).

(2)	Prior to Mr. Davis’ execution of an Agreement to Cancellation of Stock Options and Amended Employment Agreement, effective November 12, 2001, Mr. Davis held a total of 496,000 stock options (110,400 exercisable and 385,600 unexercisable).

(3)	Prior to Mr. Rossin’s execution of an Agreement to Cancellation of Stock Options and Amended Employment Agreement, effective November 12, 2001, Mr. Rossin held a total of 73,533 stock options (16,813 exercisable and 56,720 unexercisable).

Employment Agreements

         On November 12, 2001, the Company entered into Amended Employment Agreements with Messrs. Mahdavi, Davis and Rossin, which provided that no further options be granted in accordance with the Incentive Stock Option Plan. The Amendments further provided that the executives would receive an additional bonus payment of $1.00 per share for each option that would have been granted to executive, but for the amendment.

         There are no other employment or severance agreements between the Company and any of the Named Executive Officers.

Change of Control Arrangements

         If the Company sells all or substantially all of its assets, or merges with or into another corporation, stock options outstanding under the Company’s 1997 Stock Option Plan are required to be assumed or equivalent options are required to be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Company’s Board of Directors determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, that the option holder will have the right to exercise his or her option, including shares as to which such option would not otherwise be exercisable. If the Board makes options fully exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Board must notify the option holder that the option is fully exercisable for a period of 30 days from the date of such notice and the option will terminate upon the expiration of such period, but not later than the expiration of the term of the option.

Report of the Compensation Committee on Executive Compensation

         The following Report of the Compensation Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report.

         The Compensation Committee of the Board of Directors has furnished the following report on executive compensation for fiscal 2001.

What is the Company’s philosophy of executive officer compensation?

The Company’s compensation program for executive officers consists of two key elements:

•	a base salary, and

•	a performance-based annual bonus

         The Compensation Committee believes that this two-part approach best serves the interests of the Company and its stockholders. As described more fully below, each element of the Company’s executive compensation program has a somewhat different purpose.

         The two-part approach enables the Company to meet the requirements of the competitive environment in which the Company operates while ensuring that executive officers are compensated in a way that advances both the short-term and long-term interests of the stockholders. Under this approach, compensation for these officers was ultimately based upon:

•	the Committee’s assessment of the executive officers’ performance,

•	the continuing demand for superior executive talent,

•	the Company’s overall performance, and

•	the Company’s future objectives and challenges.

         The Company’s philosophy is to pay base salaries to executives that reward these executives for ongoing performance throughout the year and that enable the Company to attract, motivate and retain highly qualified executives. The annual bonus program is designed to reward executives for performance and is based primarily on the Company’s financial results. The Board believes that these compensation components provides a balanced approach that enables the Company to attract and retain experienced executives, rewards such executives for their individual and collective contribution to the profitability of the Company, and ensures that the incentives of the Company’s executives are aligned with the best interests of its stockholders.

         The Board’s decisions concerning the specific 2001 compensation elements for individual executive officers, including the Chief Executive Officer, were made within this broad framework and in light of each executive officer’s level of responsibility, performance, current salary and prior-year bonus and other compensation awards. As noted below, in most cases the Board’s specific decisions involving 2001 executive officer compensation were ultimately based upon the Board’s judgment regarding the individual executive officer’s performance, potential future contributions, and whether each payment or award would provide an appropriate reward and incentive for such officer to sustain and enhance the Company’s long-term performance.

In addition to the foregoing, the base salary, annual bonus, and other related compensation for Messrs. Davis, Mahdavi, and Rossin were primarily established through negotiations with the executives at the time the Company acquired Addison Steel, Quincy Joist and Bannister Steel in fiscal 1998, and is set forth in the executives’ respective employment agreements with the Company as described above. The levels of compensation for Messrs. Davis, Mahdavi and Rossin resulted from the Compensation Committee’s consideration of various factors, including the Committee’s understanding of competitive compensation for similarly situated executives in the Company’s industry and the advice of the compensation and benefits personnel at Ernst & Young LLP.

How do we determine base salary for Messrs. Schuff and Schuff?

         The Board typically establishes each executive’s base salary at a level that is designed to reflect that executive’s position and responsibility within the Company, to attract and retain highly qualified executives, and to be competitive with similarly situated executives at steel services companies of similar size and revenue levels. The Board also takes into account, among other things, the individual executive’s experience and performance during the past year.

How are annual bonuses determined for Messrs. Schuff and Schuff?

         Bonuses typically are paid based upon the Board’s judgment regarding the significance of the individual executive officer’s contributions during a given year and the overall financial performance of the Company. The Company’s bonus plan generally makes such bonuses substantially contingent upon the Company’s achievement of certain objective performance goals related to revenue and net income, although the plan does not preclude discretionary bonuses based upon other factors, such as individual achievement.

Do executives receive any other benefits?

         Certain executives also participate in various other benefit plans, including medical plans and a 401(k) plan, which are generally available to all employees of the Company.

How is the Company’s Chief Executive Officer compensated?

         In 2001, the President, Chief Executive Officer and co-founder of the Company, Scott A. Schuff, received a base salary of $417,844 and a bonus of $195,495. Mr. Schuff’s salary and bonus were determined based on his extraordinary contributions to the Company, the historical operating performance of the Company, the relation between Mr. Schuff’s contributions and the Company’s growth, and Mr. Schuff’s continuing contributions in his role as President and Chief Executive Officer of Schuff International, Inc. and Schuff Steel Company. The Board believes that the success of the Company continues to depend to a great extent upon the efforts of Mr. Schuff.

How is the Company addressing Internal Revenue Code limits on deductibility of compensation?

         Section 162(m) of the Internal Revenue Code, adopted as part of the Revenue Reconciliation Act of 1993, provides that executive compensation in excess of $1 million is not deductible for corporate income tax purposes unless it is performance-based and is paid under a plan meeting requirements set forth in Section 162(m). The Committee intends to ensure that the Company’s executive compensation programs continue to satisfy the requirements of Section 162(m). However, the Committee may determine, based on business considerations, that compensation should be paid even if it is not deductible under Section 162(m).

Dennis DeConcini Edward M. Carson H. Wilson Sundt As Members of the Compensation Committee

STOCK PRICE PERFORMANCE GRAPH

         The following graph illustrates a comparison of the cumulative total stockholder return (change in stock price plus reinvested dividends) of (i) the Company’s common stock, (ii) the Standard & Poor’s Small Cap 600 Stock Index (“S&P 600”) and (iii) a peer group index selected by the Company (the “Peer Group”), from July 7, 1997 (the date of the Company’s initial public offering) through December 31, 2001 (the end of the Company’s fiscal year). The Peer Group was selected by the Company on an industry basis and includes:

• Ameron International Corporation	• Foster Wheeler Corporation	• Gulf Island Fabrication, Inc.

• Granite Construction Incorporated	• Northwest Pipe Company	• Pitt-Des Moines, Inc.

• Jacobs Engineering Group Inc.	• Meadow Valley Corporation	• Fluor Corporation

• Simpson Manufacturing Co., Inc.	• Williams Industries, Inc.	• Chicago Bridge & Iron Co. N.V.

The graph assumes that $100 was invested on July 7, 1997 in the Company’s common stock and in each of the comparison indices, and assumes that all dividends paid were reinvested. The comparisons in the graph are required by the Securities and Exchange Commission and are not intended to forecast or be indicative of possible future performance of the Company’s common stock.

Comparison of Cumulative Total Return Among
Schuff International, Inc., the S&P 600 and the Peer Group

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors, and persons who own more than 10% of its common stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (“SEC”). Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely upon a review of the copies of such forms furnished to the Company, or written representations that no Forms 5 were required, the Company believes that during the Company’s preceding fiscal year its officers, directors and greater than 10% beneficial owners complied with all Section 16(a) filing requirements, except as summarized below due to administrative oversight: Messrs. Dennis DeConcini, Edward M. Carson and H. Wilson Sundt each failed to file Form 4s on a timely basis to report shares and options granted pursuant to the 1998 Director Compensation Plan. Also, Messrs. Michael R. Hill, Glen S. Davis, Saied Mahdavi and Ted F. Rossin each failed to file Form 4s on a timely basis to report the 2001 Annual Stock Option Grant, pursuant to the Company’s 1997 Stock Option Plan. Messrs. Glen S. Davis, Saied Mahdavi and Ted F. Rossin each failed to file Form 4s on a timely basis to report the cancellation of all stock options, pursuant to their Amended Employment Agreements. Mr. Glen S. Davis also failed to file Form 4 on a timely basis to report shares purchased through the Company’s 1999 Employee Stock Purchase Plan. Messrs. Randy J. Eskelson and Dan Kneifl each failed to file Form 3s on a timely basis to report shares currently held and options previously granted. Each of the above referenced late filings were reported on Form 5s filed with the SEC on February 14, 2002.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

         The following table sets forth, as of March 31, 2002, the number and percentage of outstanding shares of common stock beneficially owned by each person known by the Company to beneficially own more than 5% of such stock, by each director and Named Executive Officer of the Company, and by all directors and executive officers of the Company as a group.

		Shares Subject
	Shares	to
	Beneficially	Unexercised	Percentage
Name & Address of Beneficial Owner(1)	Owned	Options(3)	Owned

David A. Schuff and Nancy A. Schuff(2),(4)	2,553,000	—	35.1%

Scott A. Schuff and Teryl H. Schuff(2),(5)	2,469,200	—	33.9%

Dimensional Fund Advisors

1299 Ocean Avenue, 11th Floor

Santa Monica, CA 90401	418,400 (6)	—	5.8%

Glen S. Davis(2)	21,132	—	*

Saied Mahdavi(2)	3,295	—	*

Ted F. Rossin(2)	5,000	—	*

Edward M. Carson(2)	30,391	10,000	*

H. Wilson Sundt(2)	15,000	1,500	*

Dennis DeConcini(2)	22,448	10,000	*

Michael R. Hill(2)	3,200	3,200	*

All Directors and Executive Officers as a group (11 persons)	5,204,475	102,000	71.4%

*	Represents less than 1% of the Company’s outstanding common stock.

(1)	This information regarding beneficial ownership of the Company’s common stock by certain beneficial owners and management of the Company is as of March 31, 2002. A person is deemed to be the beneficial owner of securities that can be acquired within 60 days from the date set forth above through the exercise of any option, warrant, or right. Shares of common stock subject to options, warrants, or rights that are currently exercisable or exercisable within 60 days are deemed outstanding for the purpose of computing the percentage of the person holding such options, warrants, or rights, but are not deemed outstanding for computing the percentage of any other person. The amounts and percentages are based upon 7,288,277 shares of common stock outstanding as of March 31, 2002. The persons named in the table, to the Company’s knowledge, have sole voting and sole dispositive power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the footnotes hereunder.

(2)	The address of each of the listed stockholders is 1841 West Buchanan Street, Phoenix, Arizona 85007.

(3)	The number of Shares Beneficially Owned include Shares Subject to Unexercised Options which are exercisable on March 31, 2002, or within 60 days thereafter.

(4)	2,053,000 of these shares are owned by the Schuff Family Trust Under Trust Agreement dated June 28, 1983, as amended, and 500,000 of these shares are owned by the Schuff Irrevocable Trust Under Trust Agreement Dated December 31, 1996. David A. Schuff and Nancy A. Schuff, husband and wife, are co-trustees of each of the trusts and exercise voting and investment power over such shares.

(5)	2,269,200 of these shares are owned by the Scott A. Schuff Family Trust Under Trust Agreement dated March 12, 1992, as amended, and 200,000 of these shares are owned by the Scott A. Schuff Irrevocable Trust Under Trust Agreement dated December 31, 1996, as amended. Scott A. Schuff and Teryl Hall Schuff, husband and wife, are co-trustees of each of these trusts and exercise voting and investment power over such shares.

(6)	Amount based on last filed Schedule 13G/A effective December 31, 2001.

CERTAIN TRANSACTIONS AND RELATIONSHIPS

         On June 29, 2001, a holding company form of organizational structure was adopted to provide a framework that generally allows for greater administrative and operational flexibility. The new structure was consummated by the merger of Schuff Merger Company into Schuff Steel Company, which was the surviving corporation. Prior to the merger, Schuff Merger Company was a wholly-owned subsidiary of Schuff International, Inc., a holding company and initially a wholly owned subsidiary of Schuff Steel Company. As a result of the merger, Schuff Merger Company ceased to exist, and Schuff Steel Company became a wholly-owned subsidiary of Schuff International, Inc., with all of Schuff Steel Company’s outstanding common stock converted, on a share for share basis, into common stock of Schuff International, Inc.

         Since its inception, the Company has maintained business relationships and engaged in certain transactions with the affiliated companies and parties described below. Since the closing of its initial public offering in July 1997, all transactions between the Company and its affiliated entities, executive officers, directors, or significant stockholders are approved by a majority of the non-employee directors of the Company. The Company also believes these transactions are on terms that will be no less favorable to the Company than the Company could obtain from non-affiliated parties.

         The Company leases some of its fabrication and office facilities from 19th Avenue/Buchanan Limited Partnership, an Arizona limited partnership (the “Schuff Partnership”). The general and limited partners of the Schuff Partnership are David A. Schuff, Scott A. Schuff, and certain of their family members. David A. Schuff is a co-founder and the Chairman of the Board of Directors of the Company, and Scott A. Schuff is a Director and the President and Chief Executive Officer of the Company. David A. Schuff and Scott A. Schuff presently are the beneficial owners of approximately 69.7% of the issued and outstanding common stock of the Company. See “Security Ownership of Principal Stockholders and Management.”

         The Company has three leases with the Schuff Partnership for its principal fabrication and office facilities, the property and equipment acquired in the 1997 acquisition of B&K Steel, and additional office facilities adjacent to the Company’s principal office and shop facilities. Each lease has a 20 year term and is subject to increases every five years commencing in 2002 pursuant to a Consumer Price Index formula. The Company’s annual rental payments for the three leases were $1.1 million in 2001, and each year thereafter during the remaining terms of the leases.

AMENDMENT TO
SCHUFF INTERNATIONAL 1999 EMPLOYEE STOCK PURCHASE PLAN
(Proposal No. 2)

         The Board of Directors has approved an amendment to the Schuff International 1999 Employee Stock Purchase Plan (the “Plan”) increasing the number of authorized shares thereunder from 200,000 to 350,000, subject to approval by the stockholders of the Company. We have summarized below the key provisions of the Plan. Because it is a summary, it may not contain all the information that is important to you.

What is the purpose of the Plan?

         The Board of Directors believes that the Plan will encourage broader stock ownership by employees of the Company and thereby provide an incentive for non-executive employees to contribute to the profitability and success of the Company. In particular, the Board intends that the Plan will offer a convenient means for such employees who might not otherwise own the Company’s common stock to purchase and hold such stock, and that the discounted sale feature of the Plan provides a meaningful inducement to participate.

         The Board believes that employees’ continuing economic interest, as stockholders, in the performance and success of the Company will enhance the entrepreneurial spirit of the Company, which can greatly contribute to the long-term growth and profitability of the Company.

Who is eligible to participate in the Plan?

         Any employee of the Company will be eligible to participate in the Plan, except those employees who work less than 20 hours per week or five months per year, and any other employee who owns five percent or more of the Company’s outstanding common stock. Approximately 1,300 employees of the Company are currently eligible to participate in the Plan.

What is the current maximum number of shares?

         The maximum number of shares of common stock that may be purchased under the Plan is 200,000, subject to appropriate adjustment in the case of any extraordinary dividend or other distribution, recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, or other similar corporate transaction or event affecting the common stock. Shares of common stock purchased from the Company will be either authorized but unissued shares or treasury shares.

When and how can an employee enroll?

         An eligible employee may enroll for any six-month offering period, commencing January 1 and July 1 of each year, by filing an enrollment form with the Company before the offering period begins. After initial enrollment in the Plan, the employee will be automatically reenrolled in the Plan for subsequent offering period unless he or she files a notice of withdrawal before the offering period begins, terminates employment, or otherwise becomes ineligible to participate.

How does the Plan work?

         Upon enrollment in the Plan, the employee must elect a rate at which he or she will make payroll contributions to purchase common stock. An employee generally may elect to make contributions in an amount not less than one percent nor more than ten percent of such employee’s earnings (or such higher or lower rates as the Board may specify), although an employee’s contributions will be adjusted downward or refunded to the extent necessary to ensure that he or she will not purchase during an offering period common stock that has a fair market value, as of the beginning of the offering period, in excess of $2,500 (representing an annual limitation of $25,000). All employee contributions will be made by means of direct payroll deduction. The contribution rate elected by the participant will continue in effect until modified by the participant.

         An employee’s contributions will be credited to the employee’s account maintained by the Company. The Company will offer employees the opportunity to purchase common stock at a price equal to the lesser of 85% of the fair market value of common stock at the beginning of a six-month period or 85% of the fair market value of common stock at the end of the offering period.

         Under either method, shares of the Company’s common stock will be purchased on a given purchase date in the aggregate for all accounts under the Plan. Shares of common stock purchased will be credited to the accounts maintained by the custodian for each participant based upon the average cost of all shares purchased. No interest will be credited on payroll contributions pending investment in common stock. Dividends paid on common stock credited to participants’ accounts will be automatically reinvested in additional shares through purchases directly from the Company.

         On April 12, 2002, the last reported sale price of the Company’s common stock on the American Stock Exchange was $2.71 per share.

What are restrictions on the common stock?

         Participants will have the exclusive right to vote or direct the voting of shares of common stock credited to their accounts, and will be permitted to withdraw, transfer, or sell their shares without restriction. Participants’ rights under the Plan are nontransferable except pursuant to the laws of descent and distribution.

How is the Plan administered?

         The Plan will be administered by the Board of Directors, although the Board may delegate some or all of its administrative duties to a Board committee or a committee of employees. The Board or committee will have authority to interpret the Plan, construe terms, adopt rules and regulations, prescribe forms, and make all determinations under the Plan. If a participant is a member of a committee administering the Plan, such person may not decide any matter relating to his or her participation in the Plan.

How is enrollment in the Plan terminated?

         A participant’s enrollment in the Plan may be terminated at any time, effective for payroll periods or offering periods beginning after the filing of a notice of termination of enrollment. Enrollment will also terminate upon termination of a participant’s employment by the Company or any of its subsidiaries. Upon termination of enrollment, cash amounts resulting from previous payroll contributions will be repaid to the participant. The custodian will continue to hold common stock for the account of such a participant until the participant sells or withdraws the common stock, but in no event more than one year after the participant ceases to be employed by the Company or any of its subsidiaries. A participant may eliminate contributions for future payroll periods without terminating enrollment. In that case, previous payroll contributions held in the participant’s cash account will be used to purchase common stock at the next purchase date.

Who pays to administer the Plan?

         The Company will pay costs and expenses to administer the Plan and to maintain accounts, and will pay brokerage fees and commissions for purchases. The Company will not pay brokerage fees and expenses relating to sales by participants, and participants may be charged reasonable fees by the custodian for withdrawing share certificates and other specified services. The custodian will be responsible for furnishing account statements to participants.

Can the Plan be amended or terminated?

         The Board of Directors may amend or terminate the Plan without further stockholder approval, except stockholder approval must be obtained within one year after the effectiveness of such action if required by law or regulation or under the rules of any automated quotation systems (such as the American Stock Exchange) or securities exchange on which the common stock is then quoted, or listed, or if stockholder approval is necessary for the Plan to continue to meet the requirements of Section 423 of the Internal Revenue Code of 1986. The Plan will continue until terminated by action of the Board, although as noted above the number of shares authorized under the Plan is limited.

What are the amendments to the Plan?

         This summary of the material features of the 1999 Employee Stock Purchase Plan and amendments to the Plan is not complete and should be read with the full proposed text of the Amendment to the Plan that is included at the end of this Proxy Statement as Annex I. Amendments to the Plan, which the Board has adopted and for which the Company is seeking stockholder approval, will increase the number of shares of stock available for issuance under the Plan.

Why are the amendments to the Plan necessary?

         The increase in the number of shares of stock available under the Plan is necessary in order for the Company to continue to provide incentives to non-executive employees who contribute to the profit and success of the Company by offering such employees an opportunity to purchase the Company common stock at a discounted value.

What are the number of shares reserved for issuance under the Plan?

         Under the current Plan, up to 200,000 shares of existing common stock may be available for purchase under the Plan. Under the amended Plan, up to 350,000 shares of common stock may be available.

What are the new Plan benefits?

         Because the Plan is discretionary and based upon the Company’s financial performance, it is not possible to determine or to estimate the benefits or amounts that will be received in the future by individual employees or groups of employees under the Plan.

What are the federal income tax consequences of the available awards under the
Plan?

         Rights to purchase shares under the Plan are intended to constitute “options” issued pursuant to an “employee stock purchase plan” within the meaning of Section 423 of the Internal Revenue Code of 1986 (the “Code”). As a result,

•	No taxable income results to the participants upon the grant of a right to purchase or upon the purchae of shares for his or her account under the Plan (although the amount of a participant’s payroll contributions under the Plan will be taxable as ordinary income to the participant.)

•	If the participant disposes of shares less than two years after the first day of an offering period with respect to which he or she purchased the shares, the participant will realize ordinary income in an amount equal to the fair market value of the shares on the date of purchase minus the amount of the participant’s payroll deductions used to purchase the shares.

•	If the participant holds the shares for at least two years after the first day of an offering period with respect to which he or she purchased shares, then at the time the participant disposes of the shares he or she will realize ordinary income in an amount equal to the lesser of (i) the fair market value of the shares on the first day of the offering peiord minus the amount of the partiipant’s payroll deductions used to purchase the sahres, and (ii) the fair market value of the shares on the date of disposition minus the amount of the participant’s payroll deductions used to purchase the shares.

•	In addition, the participant will realize a long-term or short-term capital gain or loss, as the case may be, in an amount equal to the difference between the amount realized upon any sale of the common stock and the participant’s basis in the common stock (i.e., the purchase price plus the amount, if any, taxed to the participant as ordinary income, as described in the second and third bullet points above).

•	If the statutory holding period described in the second and third bullet points above is satisfied, the Company is not entitled to a deduction for federal income tax purposes with respect to any discount in the sale price of common stock applicable to such participant. If the statutory holding period is not satisfied, the Company generally should be entitled to a tax deduction in an amount equal to the amount taxed to the participant as ordinary income.

The foregoing is only a general description of the application of federal income tax laws to the Plan. The summary does not address the effects of other federal taxes or taxes imposed under state, local, or foreign tax laws. Because of the complexities of the tax laws, participants are encouraged to consult a tax advisor as to their individual circumstances.

What are the new Plan benefits?

         The Company cannot now determine the number of shares to be purchased in the future under the Plan by the Named Executive Officers, all current executive officers as a group, or all other employees as a group.

The Board of Directors unanimously recommends a vote FOR approval of the amendment to the Schuff International 1999 Employee Stock Purchase Plan.

INDEPENDENT PUBLIC ACCOUNTANTS

The principal independent public accounting firm we used during 2001 was Ernst & Young LLP. The following reflects various fees paid to Ernst & Young during 2001:

Audit Fees

The aggregate fees paid to Ernst & Young for professional services rendered for the audit of our annual financial statements for 2001 and for reviews of the financial statements included in our Quarterly Reports on Form 10-Q for 2001 were $197,000.

Audit Related Fees

The aggregate fees paid to Ernst & Young for professional services rendered for the audits of the Company’s employee benefit plans, accounting consultation and other accounting services for 2001 were $41,000.

All Other Non-Audit Fees

The aggregate fees paid to Ernst & Young for non-audit related services were $229,000. The Audit Committee has considered and determined that the provision of non-audit services is compatible with maintaining Ernst & Young’s independence from us.

We have retained Ernst & Young as our principal accounting firm in 2002. Ernst & Young representatives will attend the annual meeting, have an opportunity to make a statement and be available to answer questions.

STOCKHOLDER PROPOSALS AND NOMINATIONS

         Stockholder proposals for the 2003 Annual Meeting must be received at the principal executive offices of the Company by January 20, 2003, to be considered for inclusion in the Company’s proxy materials relating to such meeting.

         Under our Bylaws, if you wish to nominate directors or bring other business before the stockholders at the 2003 Annual Meeting of Stockholders:

•	You must be a stockholder of record at the time of giving notice and be entitled to vote at the meeting of stockholders to which the notice relates.

•	You must notify the Secretary in writing no later than January 20, 2003, which is 120 days prior to the anniversary date of this annual meeting.

•	Your notice must contain the specific information required in our Bylaws.

         A nomination or other proposal will be disregarded if it does not comply with the above procedure and any additional requirements set forth in our Bylaws. Please note that these requirements relate only to the matters you wish to bring before your fellow stockholders at an annual meeting. They are separate from the SEC’s requirements to have your proposal included in our proxy statement.

OTHER MATTERS

         As of the date of this proxy statement, the Board of Directors does not intend to present at the annual meeting any matters other than those described herein and does not presently know of any matters that will be presented by other parties. If any other matter is properly brought before the meeting for action by stockholders, proxies in the enclosed form returned to the Company will be voted in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

SCHUFF INTERNATIONAL, INC.

April 19, 2002	Scott A. Schuff President and Chief Executive Officer

ANNEX I

FIRST AMENDMENT
TO THE
SCHUFF INTERNATIONAL, INC.
1999 EMPLOYEE STOCK PURCHASE PLAN

         Effective January 1, 1999, the Board of Directors of Schuff International, Inc. (the “Company”) approved the adoption of the Schuff International 1999 Employee Stock Purchase Plan (the “Plan”). By this First Amendment, the Company desires to amend the Plan to increase the number of shares of the Company’s Common Stock reserved and available for issuance under the Plan from 200,000 shares to 350,000 shares.

1.	This First Amendment shall amend only those Sections specified in this Amendment and those Sections not amended remain in effect.

2.	Section 4, regarding Stock Subject to Plan, shall be amended as follows: “200,000” is hereby replaced with “350,000.”

3.	This First Amendment shall be effective at such time as it has been approved by the stockholders of the Company, at a meeting thereof, by a vote sufficient to meet the requirements of Section 422(b)(1) of the Code.

         The Company has caused this First Amendment to the Plan to be signed by its duly authorized officer this _______ day of _______ , 2002.

SCHUFF INTERNATIONAL, INC.

By: ___________________________ Its: ___________________________

SCHUFF INTERNATIONAL, INC.

Annual Meeting of Stockholders — May 20, 2002

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints Scott A. Schuff and Michael R. Hill, and each of them, proxies, with full power of substitution, acting unanimously and voting or if only one is present and voting then that one, to vote the shares of stock of Schuff International, Inc., which the undersigned is entitled to vote, at the Annual Meeting of Stockholders to be held at Quincy Joist Company, 22253 West Southern Avenue, Buckeye, Arizona, on Monday May 20, 2002, at 10:00 a.m. local time, and at any adjournment or adjournments thereof, with all the powers the undersigned would possess if present.

         IF YOU RETURN YOUR PROPERLY EXECUTED PROXY, WE WILL VOTE YOUR SHARES AS YOU DIRECT. IF YOU DO NOT SPECIFY ON YOUR PROXY CARD HOW YOU WANT TO VOTE YOUR SHARES, WE WILL VOTE THEM FOR PROPOSALS 1 AND 2 AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.

Please mark, sign and date the reverse side and
return the proxy card promptly using the enclosed envelope.

		FOR all nominees listed at right (except as marked to the contrary below)	WITHHOLD authority to vote for all nominees listed below

1.	ELECTION OF			Nominees:

	DIRECTORS:			01 David A. Schuff

02 Scott A. Schuff

03 Edward M. Carson

04 Dennis DeConcini

05 H. Wilson Sundt

06 Michael R. Hill

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY
INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THAT NOMINEE’S
NAME AT RIGHT.

2.	APPROVAL OF AMENDMENT TO SCHUFF INTERNATIONAL 1999 EMPLOYEE STOCK	FOR	AGAINST	ABSTAIN

PURCHASE PLAN

3.	IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON ALL OTHER MATTERS THAT PROPERLY MAY BE PRESENTED AT THE MEETING.

The undersigned hereby revokes any proxy or proxies heretofore given to vote such shares at said meeting or at any adjournment thereof.

Signature of Stockholder: ___________________________________________________ Date: __________ , 2002

Please sign EXACTLY as your name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If more than one trustee, all should sign. If shares are held jointly, both owners must sign.

Address Change? Mark Box Indicate change to the right.